UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012
YELLOW7, INC.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-170578

61-155055
(I.R.S. Employer Identification Number)

104 Hardwicke Lane, Little Elm, Texas 75068
 (Address of principal executive offices) (Zip Code)

(469) 362-4613
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On March 20, 2012, the Company filed a certificate of amendment to its articles of incorporation for the purpose of amending its number of authorized shares of common stock to 250,000,000. The purpose of this amendment is to authorize a sufficient number of common shares to accommodate a 3 for 1 stock split which has a record date of March 30, 2012. The par value and other characteristics of the common stock will not be affected by the split. On the date the split becomes an effective corporate action, each one (1) share of the Company’s issued and outstanding common stock will be split and converted automatically, without further action, into three (3) shares of common stock.

The Company’s transfer agent will act as payment agent and as such, will issue new share certificates evidencing the forward split as soon as practicable after the effective date of the corporate action.

The Company’s common stock shall retain the same CUSIP number and will continue to trade on the OTCQB under the symbol “YLLC”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yellow7, Inc.

Dated: March 20, 2012	By:	/s/ Jason Burgess
Jason Burgess
CEO

By:	/s/ Jon Burgess
Jon Burgess
COO